For Immediate Release

Builders FirstSource Reports Fourth Quarter and Full-Year 2024 Results;
Provides 2025 Financial Outlook

February 20, 2025 (Irving, TX) – Builders FirstSource, Inc. (NYSE: BLDR) today reported its results for the fourth quarter and full year ended December 31, 2024.

BFS Highlights

All Year-Over-Year Comparisons Unless Otherwise Noted:

•
For the fourth quarter, net sales were $3.8 billion, an 8.0% decrease, primarily driven by lower core organic sales and commodity deflation, partially offset by growth from acquisitions and one additional selling day.
•
For the fourth quarter, gross margin decreased 300 basis points to 32.3%, primarily driven by ongoing Single-Family and Multi-Family margin normalization.
•
For the fourth quarter, net income was $190.2 million, or diluted EPS of $1.65 compared to diluted EPS of $2.83 in the prior year period. Net income as a percent of net sales decreased by 347 basis points to 5.0%.
•
For the fourth quarter, Adjusted EBITDA decreased 28.0% to $493.6 million, primarily driven by lower gross profit, partially offset by lower operating expenses after adjustments.
•
For the fourth quarter, Adjusted EBITDA margin decreased by 360 basis points from the prior year period to 12.9%, attributable to lower gross margin and reduced operating leverage.
•
For full-year 2024, cash provided by operating activities was $1.9 billion, compared to $2.3 billion in the prior year period, primarily driven by lower net income. The Company’s free cash flow was $1.5 billion, a decrease of $0.4 billion compared to the prior year period. The decrease was primarily driven by lower net income.
•
For full-year 2024, the Company repurchased 8.9 million shares of common stock at an average price of $170.74 for $1.5 billion, inclusive of applicable fees and taxes, reducing total shares outstanding by 6.8% in 2024.

“Our fourth quarter and full year results demonstrate our resilience and ability to drive results in the face of a complex operating environment, while maintaining our focus on building for the future. The strength of our differentiated platform and our operational excellence initiatives drove a mid-teens EBITDA margin in 2024. Results this year are further proof that our success is driven by the dedication of our hardworking team members and support of our customers,” commented Peter Jackson, CEO of Builders FirstSource.

Mr. Jackson continued, “By continuing to invest in our value-added solutions and our installation business, along with leveraging cutting-edge technology, we are addressing customer challenges and serving as the supplier of choice. Our investments today in organic growth opportunities and value-enhancing acquisitions position us to perform well in any environment.”

Pete Beckmann, CFO of Builders FirstSource, added, “Our fourth quarter and full year results reflect our ability to execute our strategy by leveraging our exceptional operating platform and financial flexibility. Our business generates consistently strong free cash flow through the cycle, which we deploy under our balanced capital allocation strategy. This disciplined capital deployment framework remains in place: maintaining a fortress balance sheet, investing in organic growth, making value-enhancing acquisitions, and returning capital to shareholders through share repurchases.”

Fourth Quarter 2024 Financial Performance Highlights

All Year-Over-Year Comparisons Unless Otherwise Noted:

Net Sales

•
Net sales of $3.8 billion, an 8.0% decrease, were primarily driven by lower core organic sales of 8.8% and commodity deflation of 3.1%, partially offset by growth from acquisitions of 2.5% and one additional selling day contributing 1.4%.
•
Core organic net sales decreased by 8.8%, driven by declines across end markets: Multi-Family by 29.1%, Single-Family by 6.8%, and Repair and Remodel (“R&R”)/Other by 0.1%. On a weighted basis, Single-Family and Multi-Family reduced sales by 4.7% and 4.1%, respectively, while R&R/Other was flat.

Gross Profit

•
Gross profit was $1.2 billion, a decrease of 15.7%. Gross profit margin percentage decreased 300 basis points to 32.3%, primarily driven by ongoing Single-Family and Multi-Family margin normalization.

Selling, General and Administrative Expenses

•
SG&A was $930.0 million, a decrease of $44.4 million, or 4.6%, primarily driven by variable compensation due to lower core organic net sales and intangible amortization expense, partially offset by additional expenses from operations acquired within the last twelve months. As a percentage of net sales, total SG&A increased by 80 basis points to 24.3%, primarily attributable to reduced operating leverage.

Interest Expense

•
Interest expense increased $6.3 million to $53.1 million, primarily due to higher average debt balances.

Income Tax Expense

•
Income tax expense was $60.8 million, compared to $92.9 million in the prior year period, primarily driven by a decrease in income before income tax. The effective tax rate in the fourth quarter increased 320 basis points year-over-year to 24.2%, primarily due to fewer tax credits.

Net Income

•
Net income was $190.2 million, or diluted EPS of $1.65, compared to net income of $350.7 million, or diluted EPS of $2.83, in the same period a year ago. The 45.8% decrease in net income was primarily driven by lower gross profit, partially offset by lower operating and income tax expenses.
•
Net income as a percentage of net sales decreased by 347 basis points to 5.0%, primarily due to lower gross profit margins, partially offset by lower operating and income tax expenses.

Adjusted Net Income

•
Adjusted net income was $267.5 million, a decrease of 39.1%, primarily driven by lower gross profit, partially offset by lower operating expenses after adjustments and income tax expenses.

Adjusted Diluted Earnings Per Share

•
Adjusted diluted EPS was $2.31, compared to $3.55 in the same period a year ago. The 34.9% decrease was primarily driven by lower adjusted net income, partially offset by share repurchases.

Adjusted EBITDA

•
Adjusted EBITDA decreased 28.0% to $493.6 million, primarily driven by lower gross profit, partially offset by lower operating expenses after adjustments.
•
Adjusted EBITDA margin decreased by 360 basis points from the prior year period to 12.9%, primarily attributable to lower gross margin and reduced operating leverage.

Full-Year 2024 Financial Performance Highlights

All Year-Over-Year Comparisons Unless Otherwise Noted:

Net Sales

•
Net sales of $16.4 billion, a 4.1% decrease, primarily driven by lower core organic net sales of 5.1% and commodity deflation of 1.8%, partially offset by growth from acquisitions of 2.1% and the benefit from two additional selling days of 0.7%.
•
Core organic net sales were lower by 5.1%. Multi-Family declined 26.4% and Single-Family decreased 2.0%, while R&R/Other increased 0.8%. On a weighted basis, the declines in Multi-Family and Single-Family reduced sales by 3.9% and 1.3%, respectively, while R&R/Other increased sales by 0.1%.

Gross Profit

•
Gross profit was $5.4 billion, a decrease of 10.5%. Gross profit margin percentage decreased 240 basis points to 32.8%, primarily driven by ongoing Single-Family and Multi-Family margin normalization.

Selling, General and Administrative Expenses

•
SG&A was $3.8 billion, a decrease of $48.2 million, or 1.3%, primarily driven by lower variable compensation due to lower core organic net sales and intangible amortization expense, partially offset by additional expenses from operations acquired within the last twelve months and asset write-offs. As a percentage of net sales, total SG&A increased by 70 basis points to 23.1%, primarily attributable to reduced operating leverage.

Interest Expense

•
Interest expense increased $15.6 million to $207.7 million, primarily due to higher debt balances and average interest rates, partially offset by interest income.

Income Tax Expense

•
Income tax expense was $309.6 million, compared to $443.6 million in the prior year period, primarily driven by a decrease in income before income tax. The effective tax rate for the year decreased 10 basis points to 22.3%.

Net Income

•
Net income was $1.1 billion, or diluted EPS of $9.06, compared to net income of $1.5 billion, or diluted EPS of $11.94, in the prior year period. The 30.0% decrease in net income was primarily driven by lower gross profit, partially offset by lower operating and income tax expenses.
•
Net income as a percentage of net sales decreased by 244 basis points to 6.6%, primarily due to lower gross profit margins, partially offset by lower operating and income tax expenses.

Adjusted Net Income

•
Adjusted net income was $1.4 billion, a decrease of 26.9%, primarily driven by lower gross profit, partially offset by lower operating and income tax expenses.

Adjusted Diluted Earnings Per Share

•
Adjusted diluted EPS was $11.56, compared to $14.59 in the prior year period. The 20.8% decrease was primarily driven by lower adjusted net income, partially offset by share repurchases.

Adjusted EBITDA

•
Adjusted EBITDA decreased 19.6% to $2.3 billion, primarily driven by lower gross profit, partially offset by lower operating expenses after adjustments.
•
Adjusted EBITDA margin decreased by 280 basis points from the prior year period to 14.2%, primarily due to lower gross profit and reduced operating leverage.

Capital Structure, Leverage, and Liquidity Information

•
For the fourth quarter, cash provided by operating activities was $373.5 million, down $238.2 million compared to the prior year period, while free cash flow was $277.3 million, down $238.0 million compared to the prior year period.
•
For the twelve months ended December 31, 2024, cash provided by operating activities was $1.9 billion, compared to $2.3 billion in the prior year period, primarily driven by lower net income. The Company’s free cash flow was $1.5 billion, a decrease of $0.4 billion compared to the prior year period. The decrease in free cash flow was primarily driven by lower net income.
•
Liquidity as of December 31, 2024, was approximately $1.8 billion, consisting of $1.6 billion in net borrowing availability under the revolving credit facility and $0.2 billion of cash on hand.
•
As of December 31, 2024, LTM Adjusted EBITDA was $2.3 billion and net debt was $3.6 billion, resulting in a net debt to LTM Adjusted EBITDA ratio of 1.5x, compared to 1.1x in the prior year period.
•
The Company repurchased 2.0 million shares of its common stock in the fourth quarter at an average price of $168.65 per share for $345.2 million, inclusive of fees and taxes.
•
In 2024, the Company repurchased 8.9 million shares of its common stock at an average price of $170.74 per share for $1.5 billion, inclusive of fees and taxes. The Company reduced its total shares outstanding by 6.8% in 2024.
•
As of December 31, 2024, the Company has approximately $500 million remaining in its $1 billion share repurchase authorization announced in August 2024.
•
Since the inception of its buyback program in August 2021, the Company has repurchased 95.9 million shares of its common stock, or 46.5% of its total shares outstanding, at an average price of $79.56 per share for a total cost of $7.6 billion. As of December 31, 2024, shares outstanding were 113.6 million.

Productivity Savings From Operational Excellence

•
For the fourth quarter, the Company delivered approximately $13 million in productivity savings related to operational excellence and supply chain initiatives. In 2024, the Company delivered approximately $117 million in productivity savings.
•
The Company expects to deliver $70 million to $90 million in productivity savings in 2025.

2025 Total Company Outlook

For 2025, the Company expects to achieve the financial performance highlighted below.

•
Net Sales to be in a range of $16.5 billion to $17.5 billion.
•
Gross Profit margin to be in a range of 30% to 32%.
•
Adjusted EBITDA to be in a range of $1.9 billion to $2.3 billion.
•
Adjusted EBITDA margin to be in a range of 11.5% to 13.0%.
•
Free cash flow in the range of $600 million to $1.0 billion, assuming average commodity prices in the range of $380 to $430 per thousand board feet (mbf).

2025 Full-Year Assumptions

The Company’s anticipated 2025 performance is based on several assumptions for the full year, including the following:

•
Within the Company’s geographies, Single-Family starts are projected to be flat (down low-single digits to up low-single digits), Multi-Family starts down mid-teens, and R&R is projected to be up low-single digits.
•
Acquisitions completed within the last twelve months are projected to add net sales growth of 4.0% to 4.5%.
•
Total capital expenditures in the range of $350 million to $450 million.
•
Interest expense in the range of $250 million to $270 million.
•
An effective tax rate of 23.0% to 25.0%.
•
Depreciation and amortization expenses in the range of $550 million to $600 million.
•
One fewer selling day is projected to decrease net sales by 0.4% in 2025 versus 2024.

Conference Call

Builders FirstSource will host a conference call and webcast on Thursday, February 20, 2025, to discuss the Company’s financial results and other business matters. The teleconference will begin at 8:00 a.m. Central Time and will be hosted by Peter Jackson, President and Chief Executive Officer, and Pete Beckmann, Chief Financial Officer.

To participate in the teleconference, please dial into the call a few minutes before the start time at 800-445-7795 (U.S. and Canada) or 785-424-1699 (international), Conference ID: BLDRQ424. A replay of the call will be available at 12:00 p.m. Central Time through Thursday, February 27, 2025. To access the replay, please dial 800-753-5575 (U.S. and Canada) or 402-220-0683 (international). The live webcast and archived replay can also be accessed on the Company's investor relations website at investors.bldr.com under the Events and Presentations section. The online archive of the webcast will be available for approximately 90 days.

Upcoming Events

Management will participate in investor meetings at the NAHB International Builders' Show in Las Vegas on February 25, 2025, the Loop Capital Conference (virtually) on March 10, 2025, and a virtual fireside chat with Benchmark and Eden Rock Advisors on March 26, 2025.

About Builders FirstSource

Headquartered in Irving, Texas, Builders FirstSource is the largest U.S. supplier of building products, prefabricated components, and value-added services to the professional market segment for new residential construction and repair and remodeling. We provide customers an integrated homebuilding solution, offering manufacturing, supply, delivery, and installation of a full range of structural and related building products. We operate in 43 states with approximately 590 locations and have a market presence in 48 of the top 50 and 91 of the top 100 MSAs, providing geographic diversity and balanced end market exposure. We service customers from strategically located distribution and manufacturing facilities (some of which are co-located) that produce value-added products such as roof and floor trusses, wall panels, stairs, vinyl windows, custom millwork, and pre-hung doors. Builders FirstSource also distributes dimensional lumber and lumber sheet goods, millwork, windows, interior and exterior doors, and other specialty building products. www.bldr.com

Forward-Looking Statements

Statements in this news release and the schedules hereto that are not purely historical facts or that necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, synergies, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. In addition, oral statements made by our directors, officers and employees to the investor and analyst communities, media representatives and others, depending upon their nature, may also constitute forward-looking statements. As with the forward-looking statements included in this release, these forward-looking statements are by nature inherently uncertain, and actual results or events may differ materially as a result of many factors. All forward-looking statements are based upon information, assumptions, expectations, and projections about future events available to Builders FirstSource on the date this release was submitted. Builders FirstSource undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control or may be currently unknown to the Company, that could cause actual events or results to differ materially from the events or results described in the forward-looking statements; such risks or uncertainties include those related to the Company’s growth strategies, including acquisitions, organic growth and digital strategies, or the dependence of the Company’s revenues and operating results on, among other things, the homebuilding industry and, to a lesser extent, repair and remodel activity, which in each case is dependent on economic conditions, including inflation, interest rates, consumer confidence, labor and supply shortages, and also lumber and other commodity prices. Builders FirstSource may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and may also be described from time to time in the other reports Builders FirstSource files with the SEC. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

Non-GAAP Financial Measures

The financial measures entitled Adjusted EBITDA, LTM Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, diluted Adjusted net income per share and Free cash flow are not financial measures recognized under GAAP and are therefore non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and operating results.

Adjusted EBITDA is defined as GAAP net income before depreciation and amortization expense, interest expense, net, income tax expense and other non-cash or special items including stock compensation expense, acquisition and integration expense, debt issuance and refinancing costs, severance and gain on sale of assets and other one-time costs. LTM Adjusted EBITDA is defined as Adjusted EBITDA for the last twelve consecutive months. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net sales. Adjusted net income is defined as GAAP net income before non-cash or special items including acquisition and integration expense, technology implementation expense, debt issuance, and refinancing cost and amortization expense offset by the tax effect of those adjustments to net income. Adjusted net income per diluted share is defined as Adjusted net income divided by weighted average diluted common shares outstanding. Free cash flow is defined as GAAP net cash from operating activities less capital expenditures, net of proceeds from the sale of property, plant and equipment.

Company management uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and diluted Adjusted net income per share as supplemental measures in its evaluation of the Company’s business, including for trend analysis, purposes of determining management incentive compensation and budgeting and planning purposes. Company management believes that these measures provide a meaningful measure of the Company’s performance and a better baseline for comparing financial performance across periods because these measures eliminate the effects of period to period changes, in the case of Adjusted EBITDA and Adjusted EBITDA margin, in taxes, costs associated with capital investments, interest expense, stock compensation expense, and other non-cash and non-recurring items and, in the case of Adjusted net income and Adjusted net income per diluted share, in certain non-recurring items. Company management also uses free cash flow as a supplemental measure in its evaluation of the Company’s business, including for purposes of its internal liquidity assessments. Company management believes that free cash flow provides a meaningful evaluation of the Company’s liquidity.

The Company believes that these non-GAAP financial measures provide additional tools for investors to use in evaluating ongoing operating results, cash flows and trends and in comparing the Company’s financial measures with other companies in the Company’s industry, which may present similar non-GAAP financial measures to investors. However, the Company’s calculations of these financial measures are not necessarily comparable to similarly titled measures reported by other companies. Company management does not consider these financial measures in isolation or as alternatives to financial measures determined in accordance with GAAP. Furthermore, items that are excluded and other adjustments and assumptions that are made in calculating these non-GAAP financial measures are significant components in understanding and assessing the Company’s financial performance. These non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, the Company’s GAAP financial measures. Further, because these non-GAAP financial measures are not determined in accordance with GAAP and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below.

The Company’s Adjusted EBITDA outlook, free cash flow and full-year forecast for its effective tax rate on operations exclude the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, but are not limited to, loss on early extinguishment of debt, restructuring charges, certain tax items, and charges associated with non-recurring costs such as professional and legal fees associated with our acquisitions and enterprise resource planning (ERP) program. The Company’s management cannot estimate on a forward-looking basis without unreasonable effort the impact these income and expense items will have on its reported net income, operating cash flow and its reported effective tax rate because these items, which could be significant, are difficult to predict and may be highly variable. As a result, the Company does not provide a reconciliation to the most comparable GAAP financial measure for its Adjusted EBITDA or free cash flow outlook or its effective tax rate on operations forecast. Please see the Forward-Looking Statements section of this release for a discussion of certain risks relevant to the Company’s outlook.

# # #

Contact:

Heather Kos

SVP, Investor Relations

Builders FirstSource, Inc.

investorrelations@bldr.com

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions, except per share amounts)	2024	2023	2024	2023
Net sales	$3,820.3	$4,150.9	$16,400.5	$17,097.3
Cost of sales	2,586.2	2,686.0	11,017.4	11,085.0
Gross margin	1,234.1	1,464.9	5,383.1	6,012.3
Selling, general and administrative expenses	930.0	974.4	3,787.8	3,836.0
Income from operations	304.1	490.5	1,595.3	2,176.3
Interest expense, net	53.1	46.8	207.7	192.1
Income before income taxes	251.0	443.7	1,387.6	1,984.2
Income tax expense	60.8	92.9	309.6	443.6
Net income	$190.2	$350.8	$1,078.0	$1,540.6

Net income per share:
Basic	$1.66	$2.86	$9.13	$12.06
Diluted	$1.65	$2.83	$9.06	$11.94
Weighted average common shares:
Basic	114,814	122,602	118,038	127,777
Diluted	115,598	123,847	118,980	128,998

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2024	2023	2024	2023
Cash flows from operating activities:
Net income	$190,244	$350,693	$1,077,898	$1,540,555
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	136,488	142,149	561,929	558,275
Amortization of debt discount, premium and issuance costs	1,455	1,178	5,591	4,685
Loss on extinguishment of debt	—	—	—	728
Deferred income taxes	26,967	(29,773)	(19,033)	(102,461)
Stock-based compensation expense	12,226	12,973	63,111	48,522
Credit loss expense (benefit)	367	2,912	10,419	(11,488)
Non-cash net loss (gain) on assets	3,972	1,447	16,972	(7,072)
Changes in assets and liabilities, net of assets acquired and liabilities assumed:
Receivables	154,109	151,914	249,197	(12,641)
Inventories	4,159	115,882	51,475	231,457
Contract assets	33,256	22,310	15,036	18,023
Other current assets	(7,569)	(12,356)	(2,828)	10,941
Other assets and liabilities	(13,420)	11,081	(54,429)	(5,311)
Accounts payable	(152,258)	(154,826)	(28,600)	75,750
Accrued liabilities	2,887	14,639	(78,350)	(9,704)
Contract liabilities	(19,420)	(18,524)	4,304	(33,387)
Net cash provided by operating activities	373,463	611,699	1,872,692	2,306,872
Cash flows from investing activities:
Cash used for acquisitions, net of cash acquired	(79,602)	(95,767)	(336,458)	(238,673)
Purchases of property, plant and equipment	(99,672)	(99,739)	(380,569)	(476,335)
Proceeds from sale of property, plant and equipment	3,439	3,309	13,994	46,715
Cash used for equity investments	—	—	(7,686)	—
Net cash used in investing activities	(175,835)	(192,197)	(710,719)	(668,293)
Cash flows from financing activities:
Borrowings under revolving credit facility	—	1,103,000	954,000	5,128,000
Repayments under revolving credit facility	—	(1,321,000)	(1,418,000)	(4,928,000)
Proceeds from long-term debt and other loans	—	—	1,000,000	—
Repayments of long-term debt and other loans	(784)	(1,031)	(3,397)	(4,221)
Payments of loan costs	—	—	(12,829)	(1,897)
Payments of acquisition-related deferred and contingent consideration	—	—	(14,364)	—
Tax withholdings on and exercises of equity awards	(7,517)	(3,130)	(62,784)	(35,233)
Repurchase of common stock	(363,806)	(219,281)	(1,517,131)	(1,811,517)
Net cash used in financing activities	(372,107)	(441,442)	(1,074,505)	(1,652,868)
Net change in cash and cash equivalents	(174,479)	(21,940)	87,468	(14,289)
Cash and cash equivalents at beginning of period	328,103	88,096	66,156	80,445
Cash and cash equivalents at end of period	$153,624	$66,156	$153,624	$66,156

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

(unaudited)

(in thousands)	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$153,624	$66,156
Accounts receivable, less allowances of $41,233 and $42,488, respectively	1,163,147	1,436,917
Other receivables	344,342	290,310
Inventories, net	1,212,375	1,228,265
Contract assets	151,095	165,677
Other current assets	116,656	113,403
Total current assets	3,141,239	3,300,728
Property, plant and equipment, net	1,961,731	1,803,824
Operating lease right-of-use assets, net	594,301	502,184
Goodwill	3,678,504	3,556,556
Intangible assets, net	1,103,634	1,298,173
Other assets, net	103,677	37,987
Total assets	$10,583,086	$10,499,452
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$868,054	$881,384
Accrued liabilities	634,045	717,528
Contract liabilities	168,208	162,659
Current portion of operating lease liabilities	103,499	98,217
Current maturities of long-term debt	3,470	3,649
Total current liabilities	1,777,276	1,863,437
Noncurrent portion of operating lease liabilities	525,213	434,081
Long-term debt, net of current maturities, discounts and issuance costs	3,700,643	3,177,411
Deferred income taxes	148,167	167,199
Other long-term liabilities	135,317	124,973
Total liabilities	6,286,616	5,767,101
Commitments and contingencies (Note 13)
Stockholders' equity:
Preferred stock, $0.01 par value, 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, $0.01 par value, 300,000 shares authorized; 113,578 and 121,857 shares issued and outstanding, respectively	1,136	1,219
Additional paid-in capital	4,271,269	4,270,948
Retained earnings	24,065	460,184
Total stockholders' equity	4,296,470	4,732,351
Total liabilities and stockholders' equity	$10,583,086	$10,499,452

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Adjusted Net Income

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions)	2024	2023	2024	2023
Reconciliation to Adjusted Net Income:
GAAP net income	$190.2	$350.7	$1,077.9	$1,540.6
Acquisition and related expense	13.2	4.0	18.5	30.9
Technology implementation expense	20.3	29.8	66.9	81.4
Debt issuance and refinancing cost	-	-	-	0.7
Amortization expense	68.2	82.8	305.4	335.7
Tax-effect of adjustments to net income	(24.4)	(28.0)	(93.8)	(107.7)
Adjusted net income	$267.5	$439.3	$1,374.9	$1,881.6

GAAP common shares outstanding	114.8	122.6	118.0	127.8
GAAP diluted common shares outstanding	115.6	123.8	119.0	129.0

Basic adjusted net income per share:	$2.33	$3.58	$11.65	$14.73
Diluted adjusted net income per share:	$2.31	$3.55	$11.56	$14.59

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Adjusted EBITDA

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions)	2024	2023	2024	2023
Reconciliation to Adjusted EBITDA:
GAAP net income	$190.2	$350.7	$1,077.9	$1,540.6
Interest expense, net	53.1	46.8	207.7	191.4
Income tax expense	85.2	120.9	403.4	551.3
Depreciation expense	68.3	59.3	256.5	222.6
Amortization expense	68.2	82.8	305.4	335.7
Stock compensation expense	12.2	13.0	63.1	48.5
Acquisition and related expense	13.2	4.0	18.5	30.9
Technology implementation expense	20.3	29.8	66.9	81.4
Debt issuance and refinancing cost	-	-	-	0.7
Tax-effect of adjustments to net income	(24.4)	(28.0)	(93.8)	(107.7)
Other management-identified adjustments (1)	7.3	6.2	25.1	3.9
Adjusted EBITDA	$493.6	$685.5	$2,330.7	$2,899.3
Adjusted EBITDA margin	12.9%	16.5%	14.2%	17.0%

(1) Primarily relates to severance, net gain/loss on sale of assets, and other one-time costs.

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Reconciliation of GAAP Selling, General & Administrative Expenses to Adjusted Selling, General & Administrative Expenses

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions)	2024	2023	2024	2023
Reconciliation to Adjusted SG&A Expense:
GAAP SG&A expense	$930.0	$974.4	$3,787.8	$3,836.0
Depreciation expense	(47.2)	(39.9)	(177.8)	(159.1)
Amortization expense	(65.6)	(82.8)	(294.7)	(335.7)
Stock compensation expense	(12.2)	(13.0)	(63.1)	(48.5)
Acquisition and related expense	(13.2)	(4.0)	(18.5)	(30.9)
Technology implementation expense	(20.3)	(29.8)	(66.9)	(81.4)
Other management-identified adjustments (1)	(7.3)	(6.2)	(25.1)	(3.9)
Adjusted SG&A expense	$764.2	$798.7	$3,141.7	$3,176.5

GAAP SG&A expense as a % of sales	24.3%	23.5%	23.1%	22.4%
Adjusted SG&A expense as a % of sales	20.0%	19.2%	19.2%	18.6%

(1) Primarily relates to severance, net gain/loss on sale of assets, and other one-time costs.

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Interest Reconciliation

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2024		December 31, 2024
(in millions)	Interest Expense	Net Debt Outstanding	Interest Expense	Net Debt Outstanding
2032 Unsecured notes @ 4.25%	$13.8	$1,300.0	$55.3	$1,300.0
2032 Unsecured notes @ 6.375%	11.2	700.0	44.6	700.0
2030 Unsecured notes @ 5.00%	6.9	550.0	27.5	550.0
2034 Unsecured notes @ 6.375%	15.9	1,000.0	53.5	1,000.0
Revolving credit facility @ 8.10% weighted average interest rate	1.1	-	9.6	-
Amortization of debt issuance costs, discount and premium	1.5	-	5.6	-
Finance leases and other finance obligations	4.8	191.4	19.4	191.4
Cash and cash equivalents	-	(153.6)	-	(153.6)
Total (1)	$55.2	$3,587.8	$215.5	$3,587.8

(1) Total interest expense does not include interest income of approximately $2 million and $8 million received during the three month and twelve month periods, respectively.

	Three Months Ended	Twelve Months Ended
(in millions)	December 31, 2024	December 31, 2024
Free Cash Flow
Operating activities	$373.5	$1,872.7
Less: Capital expenditures, net of proceeds	(96.2)	(366.6)
Free cash flow	$277.3	$1,506.1

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Sales by Product Category

(unaudited)

	Three Months Ended December 31,
	2024		2023
(in millions)	Net Sales	% of Net Sales	Net Sales	% of Net Sales	% Change
Manufactured products	$899.6	23.6%	$1,108.6	26.7%	(18.9)%
Windows, doors & millwork	$997.8	26.1%	$1,046.8	25.2%	(4.7)%
Value-added products	1,897.4	49.7%	2,155.4	51.9%	(12.0)%

Specialty building products & services	966.2	25.3%	954.2	23.0%	1.3%
Lumber & lumber sheet goods	956.7	25.0%	1,041.3	25.1%	(8.1)%
Total net sales	$3,820.3	100.0%	$4,150.9	100.0%	(8.0)%

	Twelve Months Ended December 31,
	2024		2023
(in millions)	Net Sales	% of Net Sales	Net Sales	% of Net Sales	% Change
Manufactured products	$3,931.6	24.0%	$4,669.1	27.3%	(15.8)%
Windows, doors & millwork	4,226.9	25.7%	4,310.1	25.2%	(1.9)%
Value-added products	8,158.5	49.7%	8,979.2	52.5%	(9.1)%

Specialty building products & services	4,050.1	24.7%	3,992.1	23.4%	1.5%
Lumber & lumber sheet goods	4,191.9	25.6%	4,126.0	24.1%	1.6%
Total net sales	$16,400.5	100.0%	$17,097.3	100.0%	(4.1)%